Exhibit 99.1

Quepasa Corporation Reports Record Results for the First Quarter of 2012

NEW HOPE, PA – May 3, 2012 – Quepasa Corporation (QPSA: NYSE Amex), the public market leader for social discovery and owner of North-American platform myYearbook and Latin-American platform Quepasa, today reported its financial results for the first quarter ended March 31, 2012.

•	Record first quarter revenue of $10.8 million, up 382% year-over-year.
o	First quarter revenue represents a 30% increase over the $8.3 million of combined revenue, a non-GAAP measure, of Quepasa and myYearbook during the same period a year ago.
•
Adjusted EBITDA, a non-GAAP measure, totaled $673 thousand, a significant improvement from Adjusted EBITDA of $10 thousand in the year ago period, and $1.0 million Adjusted EBITDA loss in the fourth quarter of 2011. Net loss allocable to common shareholders totaled $1.9 million in the first quarter of 2012, compared to a loss of $1.5 million in the same period of 2011.

•	Mobile monthly active users grew 15% in the quarter to 1.6 million in March from 1.4 million in December, 2011.
•	Quepasa Corporation achieved record visits, page views, and mobile traffic.

“We are pleased to share the first full quarter of the Quepasa – myYearbook consolidated financial results,” commented CEO John Abbott.  “Our financial results reflect, in part, our successful integration of our combined social advertising teams and products, resulting in a strong pipeline of business for our Social Theater product in Brazil and Mexico.  We believe that Social Theater's success in Latin America bodes well for the internationalization of the MeetMe web and mobile platform.”

First Quarter 2012 Financial Highlights

•
Revenue: Quepasa revenue for the first quarter of 2012 was $10.8 million, up 382% from the $2.2 million recorded in the same period in 2011, and up 72% compared to the $6.3 million reported in the fourth quarter of 2011.

•
Net Loss: Quepasa net loss allocable to common shareholders for the first quarter of 2012 was $1.9 million or $0.05 per share, an increase from a net loss allocable to common shareholders of $1.5 million or $0.10 per share in the same period in 2011.

•
Adjusted EBITDA: Quepasa adjusted EBITDA for the first quarter of 2012 was $673 thousand or $0.02 per basic and diluted share, an increase from the $10 thousand, or $0.00 per share, for the same period in 2011. (See the important discussion about the presentation of EBITDA and adjusted EBITDA loss, non-GAAP financial measures, and a reconciliation to the most directly comparable GAAP financial measure, below.)

•	Balance Sheet: Quepasa cash and cash equivalents totaled $8.0 million at March 31, 2012.

Operating and Business Highlights

“The company made good progress on its mobile initiatives, launching a mobile virtual currency across iPhone and Android in the quarter,” noted COO Geoff Cook. “Mobile represents the majority of our daily logins but traditionally a single-digit percentage of revenue. March mobile revenue was up 68% versus January, and we expect future product launches to continue to increase mobile revenue throughout the year. Users are proving much more likely to purchase virtual currency on iPhone and Android than on the web.”

•	As of March 31, 2012 registered users increased by 3.4 million users to 81.5 million, up from the 78.1 million reported at the end of the fourth quarter of 2011.
•
Monthly Active Users on the core myYearbook platform averaged 3.2 million during the first quarter of 2012, and represented 62% growth over the 2.0 million MAU during same period a year ago, and nearly 9% growth sequentially.

•
Page views on our social networking properties totaled 9.6 billion in the first quarter of 2012, up from 605 million page views in the same period of 2011. Sequentially, page views were up in the first quarter of 2012 from the 5.4 billion Quepasa reported in the fourth quarter of 2011.

•
Visits totaled 336.9 million in the first quarter of 2012, up from the 63.5 million visits in the same period of 2011. Visits were up sequentially as well, from the 192.5 million in the fourth quarter of 2011.

•
During the first quarter of 2012, Mobile Credits were introduced for the myYearbook mobile app on both Android and iPhone, increasing revenue from mobile by 68% from $199,000 in January, 2012 to $336,000 in March, 2012.

•	During the first quarter of 2012, the Locals feature was launched on the myYearbook mobile apps and web site, leading to an increase in profile viewing and friend requesting.
•	myYearbook achieved 58% of its traffic accessing on mobile devices.

Summary Financial Information and Operational Metrics (1)
	1Q11	1Q12	Change
1Q Financial Highlights (millions)
Revenue – Advertising	$0.1	$6.8	9,419%
Revenue – Virtual Currency	$2.1	$3.6	74%
Revenue – Games/Other	$0.1	$0.4	244%
Revenue – Total(2)	$2.2	$10.8	382%
Net Loss Allocable To Common Shareholders	$(1.5)	$(1.9)	-23%
EBITDA (Loss)	$(0.4)	$0.4	n/a
Adjusted EBITDA	$0.0	$0.7	6,352%

1Q Web and Mobile Metrics (millions)	1Q11	1Q12	Change
Registered Users – New in 1Q	6.4	3.4	-47%
Registered Users – Cumulative	33.6	81.5	143%
Core Platform Monthly Active Users - Average	2.0	3.2	62%
Total Visits (3)	63.5	336.9	431%
Total Page Views (3)	605.1	9,558.2	1,480%

Reconciliation of Combined Revenue (millions)(4)	1Q11	1Q12
Quepasa Corporation - As Reported	$2.2	$10.8
myYearbook – pre-merger	$6.1	n/a
Combined Revenue	$8.3	$10.8

(1)	Summary Financial Information and Operational Metrics reflect Quepasa Corporation as the reporting entity, and not combined data, unless otherwise noted.
(2)	Figures may not add due to rounding.
(3)	Excludes iOS application and device metrics.
(4)	See Use of Non-GAAP Financial Information below for important disclosure on combined revenue.

Conference Call Details

The Company will host a conference call to discuss its first quarter of 2012 financial results this afternoon at 4:30 p.m. ET. The conference call can be accessed by dialing toll-free 1-877-941-2069 or toll/International 1-480-629-9713. A webcast will also be available at the following link: https://viavid.webcasts.com/starthere.jsp?ei=1005254.  A replay of the call will also be available at the Investors section of quepasacorp.com for one year.

QUEPASA CORPORATION AND SUBSIDIARIES
 Consolidated Balance Sheets

	March 31,	December 31,
	2012	2011
Assets	(Unaudited)
Current Assets
Cash and cash equivalents	$8,019,180	$8,271,787
Accounts receivable, net of allowance of $300,210 and $270,210, at March 31, 2012
and December 31, 2011, respectively	11,093,372	10,436,067
Notes receivable - current portion, including $3,053 and $559 of accrued interest, at
March 31, 2012 and December 31, 2011, respectively	172,449	169,955
Prepaid expenses and other current assets	1,001,701	1,089,665
Restricted cash	-	275,000
Total current assets	20,286,702	20,242,474

Goodwill, net	73,102,675	73,048,084
Intangible assets, net	8,094,556	8,568,170
Property and equipment, net	4,517,842	4,408,694
Other assets	524,109	537,274
Total assets	$106,525,884	$106,804,696

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,073,659	$2,054,851
Accrued expenses and other liabilities	2,181,133	1,948,214
Deferred revenue	411,395	316,863
Accrued dividends	69,455	169,455
Unearned grant income	9,358	9,040
Current portion of long-term debt	2,493,349	2,405,191
Total current liabilities	7,238,349	6,903,614

Long term debt, net of discount	9,123,760	9,255,508
Total liabilities	16,362,109	16,159,122

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, authorized 5,000,000 shares:
Convertible preferred stock Series A, $.001 par value; authorized - 1,000,000 shares;
no shares issued and outstanding at March 31, 2012, Liquidation preference of $2,500,000	-	-
Convertible preferred stock Series A-1, $.001 par value; authorized - 5,000,000 shares;
1,000,000 shares issued and outstanding at March 31, 2012 and December 31, 2011.	1,000	1,000
Common stock, $.001 par value; authorized - 100,000,000 shares; 36,251,277
and 36,145,084 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	36,252	36,146
Additional paid-in capital	271,299,509	269,974,789
Accumulated deficit	(180,762,070)	(178,903,412)
Accumulated other comprehensive loss	(410,916)	(462,949)
Total stockholders’ equity	90,163,775	90,645,574
Total liabilities and stockholders’ equity	$106,525,884	$106,804,696

QUEPASA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	For the Three Months Ended
	March 31,
	2012	2011

Revenues	$10,803,180	$2,243,564
Operating Costs and Expenses:
Sales and marketing	1,766,396	353,327
Product development and content	6,738,022	1,813,279
Games expenses	536,081	-
General and administrative	2,131,912	929,043
Depreciation and amortization	907,399	136,460
Acquisition and restructuring costs	290,067	367,751
Total Operating Costs and Expenses	12,369,877	3,599,860
Loss from Operations	(1,566,697)	(1,356,296)
Other Income (Expense):
Interest income	5,574	16,560
Interest expense	(298,068)	(149,986)
Other income (expense), net	533	596
Total Other Income (Expense)	(291,961)	(132,830)
Loss Before Income Taxes	(1,858,658)	(1,489,126)
Income taxes	-	-
Net Loss	$(1,858,658)	$(1,489,126)
Preferred stock dividends	-	(27,875)
Net Loss Allocable To Common Shareholders	$(1,858,658)	$(1,517,001)

Net Loss Per Common Share Allocable To
Common Shareholders, Basic and Diluted	$(0.05)	$(0.10)

Weighted Average Number of Shares
Outstanding, Basic and Diluted:	36,189,173	15,662,232

Net Loss	$(1,858,658)	$(1,489,126)
Foreign currency translation adjustment	52,033	31,474
Comprehensive Loss	$(1,806,625)	$(1,457,652)

QUEPASA CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	For the Three Months Ended			For the Three Months Ended			For the Three Months Ended
	March 31, 2012	Per Basic Share	Per Diluted Share	March 31, 2011	Per Basic Share	Per Diluted Share	December 31, 2011	Per Basic and Diluted Share

Net loss allocable to common shareholders	$(1,858,658)	$(0.05)	$(0.05)	$(1,517,001)	$(0.10)	$(0.07)	$(5,457,271)	$(0.20)
Interest expense	298,068	0.01	0.01	149,986	0.01	0.01	204,199	0.01
Depreciation and amortization	907,399	0.02	0.02	136,460	0.01	0.01	603,030	0.02
Amortization of stock based compensation	1,036,061	0.03	0.03	873,234	0.06	0.03	1,469,637	0.05
EBITDA	382,870	0.01	0.01	(357,321)	(0.02)	(0.02)	(3,180,405)	(0.12)
Acquisition and restructuring costs	290,067	0.01	0.01	367,751	0.02	0.02	779,441	0.03
Loss on impairment of goodwill	-	-	-	-	-	-	1,409,127	0.05
Adjusted EBITDA	$672,937	$0.02	$0.02	$10,430	$0.00	$0.00	$(991,837)	$(0.04)

Weighted average number of shares outstanding, Basic	36,189,173			15,662,232			27,770,127

Weighted average number of shares outstanding, Dilutive	41,800,383			24,437,565

About Quepasa Corporation

Quepasa Corporation (QPSA: NYSE Amex) is the public market leader for social discovery and owner of Latin-American platform Quepasa and North-American platform myYearbook. In April 2012, Quepasa announced plans of its platform rebrand to MeetMe™, part of a global strategy to expand how people discover and meet in an increasingly online and mobile world. The company makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. Quepasa has strong reach throughout the world, with a concentration of 81+ million users across the Americas and is headquartered in New Hope, Pennsylvania. For more information about the Company, go to www.quepasacorp.com. To find out more about the coming rebrand, please visit www.meetme.com or follow us on Twitter @meetme.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding internationalization and mobile revenue.  All statements other than statements of historical facts contained in this press release, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that Latin American users are not willing to visit our site on a mobile platform, myYearbook and Quepasa users will be willing to purchase virtual currency for the various offerings, the effectiveness of the mobile software on smartphones and tablets, the risk that we are unable to monetize our mobile users, and the risk that we will lose a substantial number of users after moving our users to a single rebranded platform. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2011 filed on March 14, 2012. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Disclosures

•	Approximately 18.5% of Quepasa revenues for the three months ended March 31, 2012 came from one company of which a director of Quepasa is an officer or director.

Use of Non-GAAP Financial Information

On November 10, 2011, Quepasa Corporation and Insider Guides, Inc., owner of social network myYearbook, merged.  The combined revenue results for the first quarter 2011 give effect to the merger as if it had been completed as of January 1, 2011.  The combined revenue data is for informational purposes only and does not purport to present what our results would actually have been had the merger actually occurred on the dates presented or to project our results for any future period. The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The Company defines EBITDA as earnings (or loss) before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation. Quepasa excludes stock-based compensation because it is non-cash in nature.  The Company defines adjusted EBITDA as EBITDA excluding non-recurring acquisition and restructuring expenses and the goodwill impairment charge. Other companies (including the Company’s competitors) may define EBITDA and adjusted EBITDA differently.

EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered as alternatives to net income, operating income, cash flow from operating activities, as a measure of Quepasa’s liquidity or any other financial measures.  It may not be indicative of the historical operating results of Quepasa nor is it intended to be predictive of potential future results.  Investors should not consider EBITDA and/or adjusted EBITDA in isolation or as substitutes for performance measures calculated in accordance with GAAP. See Reconciliation of GAAP Net (Loss) to EBITDA (Loss) and Adjusted EBITDA Income (Loss) for further information on these non-GAAP measures and reconciliation of GAAP Income (Loss) to EBITDA (Loss) and Adjusted EBITDA Income (Loss) for the periods indicated.

Contact:
Robin Shallow
EVP Communications & Public Relations
Quepasa Corporation
(215) 862-1162 x230
robin@myyearbook.com

Investor Contact:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
Quepasa Corporation
(310) 801-1719
brian.harvey@quepasacorp.com
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